TherapeuticsMD 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: TXMD
September 26, 2012	TRADED: OTCQB

 THERAPEUTICSMD, INC. ANNOUNCES $8.5 MILLION PRIVATE PLACEMENT

FOR IMMEDIATE RELEASE – September 26, 2012 – Boca Raton, FL – TherapeuticsMD™, Inc. [OTCQB: TXMD], parent company of vitaMedMD®, LLC ("vitaMedMD"), a specialty pharmaceutical company ("TherapeuticsMD" or the "Company"), announced today that it entered into a definitive Securities Purchase Agreement with accredited investors covering an aggregate of 3,953,489 shares of the Company’s common stock in a private placement at a purchase price of $2.15 per share, which will result in aggregate gross proceeds to the Company of approximately $8.5 million.

The securities to be issued in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state and securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the shares of common stock to be issued in this private placement.

The Company intends to use the funds from the private placement to fund the pharmacokinetic trials required before it can begin Phase III trials on its three investigational new drugs (“INDs”) that were submitted to the U.S. Food and Drug Administration (“FDA”). These drug development candidates are for menopause symptom relief, and two of the three submitted INDs have been accepted by the FDA. The accepted INDs are for a progestin product and an estrogen product, while the third drug will be a product that is a combination of progestin and estrogen. The Company’s strategy is to begin its Phase III trials as early as the first quarter of 2013.

In the fourth quarter of this year, the Company plans to launch three generic prescription prenatal vitamin products through its wholly-owned subsidiary, BocaGreenMD™, Inc. These prenatal multivitamins are designed to meet the needs of pregnant mothers and women planning to become pregnant.

About TherapeuticsMD
TherapeuticsMD, Inc. is a specialty pharmaceutical company focused on creating safe and effective therapies exclusively for women. The Company’s branded over-the-counter (“OTC”) and pharmaceutical products are designed to improve the health and well-being of women from pregnancy through menopause. vitaMedMD provides dietary supplements and healthcare products focused on improving women’s health, wellness, and quality of life. Questions may be directed to Daniel A. Cartwright, the Company's Chief Financial Officer, at (561) 961-1911. Additional information on TherapeuticsMD is available on its website at www.therapeuticsmd.com. Information on vitaMedMD and its products is available at www.vitamedmdrx.com and www.vitamedmd.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of TherapeuticsMD, Inc., nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful. Certain statements in this release and other written or oral statements made by or on behalf of the Company are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, including the Company’s receipt of gross proceeds from the private placement, intended use of such proceeds, and plans to begin Phase III trials and launch three generic prescription prenatal vitamin products, as well as management’s expectations, beliefs, plans, estimates, or projections relating to the future are forward-looking statements within the meaning of these laws. The forward-looking statements are subject to a number of risks and uncertainties including FDA and market acceptance of the Company’s products and the Company’s continued access to capital and other risks and uncertainties identified in the Company’s Form 10-K and other filings with the Securities and Exchange Commission.. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

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